HomeStreet Reports Second Quarter 2023 Results
SEATTLE – July 28, 2023 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended June 30, 2023. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“In the second quarter, we recognized a net loss of $31.4 million. These results were significantly impacted by an after-tax goodwill impairment charge of $34.6 million. Excluding the goodwill impairment charge our core net income for the second quarter was $3.2 million,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “As required under generally accepted accounting principles and based primarily on the significant decline in our stock price during the second quarter, we determined that our goodwill was impaired. This impairment of goodwill represents a noncash charge and has no impact on our core net income, cash flows or liquidity, nor does it impact our tangible capital or regulatory capital as goodwill is excluded from regulatory capital and related ratios”.

Our operating results for the quarter reflect the continuing adverse impact of the historically record velocity and magnitude of increases in short-term interest rates,” continued Mark K. Mason. “To mitigate these challenges, we have reduced our new loan originations and the size of our loan and securities portfolios, raised new deposits through promotional products and reduced the level of uninsured deposits to 7% of total deposits primarily through products which provide complete FDIC deposit insurance coverage. Additionally, we have focused our new loan origination activity primarily on floating rate products such as commercial loans, residential construction loans and home equity loans.”

“As expected, our net interest margin decreased in the second quarter due to decreases in balances of lower cost transaction and savings deposits and overall higher funding costs.” added Mr. Mason. “To mitigate the impact of a lower net interest margin we have continued to reduce non-essential expenses while being mindful to sustain and protect our high quality lending lines of business, preserving our ability to grow earnings once the interest rate environment stabilizes and loan pricing and volumes normalize.”

Financial Position
             As of and for the quarter ended June 30, 2023
•Uninsured deposits were $495 million, or 7% of total deposits, down from $1.0 billion and 14% of total deposits at March 31, 2023
•Excluding brokered deposits, total deposits decreased $262 million to $5.9 billion
•Loans held for investment ("LHFI") decreased by $50 million
•Nonperforming assets to total assets: 0.44%
•Allowance for credit losses to LHFI: 0.57%
•Book value per share: $28.10
•Tangible book value per share: $27.50

“The deposit outflows we experienced in the second quarter were primarily due to depositors seeking higher yields or due to seasonal tax payments,” Mr. Mason stated. “With noninterest-bearing and low-cost deposits seeking higher yields, we have implemented a strategy to attract new deposits and retain existing deposits through promotional certificates of deposit accounts and to retain core deposits through promotional money market accounts. This strategy affords us the opportunity to retain deposits without repricing all of our existing low-cost core deposits. While our promotional certificates of deposit accounts are priced competitively to attract new customers, our promotional money market accounts are used as a defensive measure and are not priced at the top of the market.”

"Asset quality remained strong in the second quarter notwithstanding a small increase in nonperforming assets. The increase in nonperforming assets was primarily due to the designation of one customer relationship as collateral dependent and non-performing during the second quarter. This relationship consists of $27 million of loans that are current in their payments and are overcollateralized. Additionally, loan delinquencies declined and our net charge-offs during the second quarter were only $0.1 million,” added Mr. Mason.” Today, we do not see any meaningful credit challenges on the horizon.”

Operating Results
                 Second quarter 2023 compared to first quarter 2023
Reported Results:
•Net income (loss): $(31.4) million compared to $5.1 million
•Earnings (loss) per fully diluted share: $(1.67) compared to $0.27
•Return on Average Equity ("ROAE"): (21.7)% compared to 3.5%
•Return on Average Assets ("ROAA"): (1.32)% compared to 0.22%
•Net interest margin: 1.93% compared to 2.23%
•Efficiency ratio: 93.7% compared to 87.2%

Core Results:
•Net income: $3.2 million compared to $5.1 million
•Earnings per fully diluted share: $0.17 compared to $0.27
•Return on Average Tangible Equity ("ROATE"): 2.9% compared to 4.1%
•Return on Average Assets ("ROAA"): 0.13% compared to 0.22%

Other	•Declared and paid a cash dividend of $0.10 per share in the second quarter •Goodwill impairment charge of $39.9 million in the second quarter of 2023

Conference Call

HomeStreet, Inc. (Nasdaq: HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Monday July 31, 2023, at 1:00 p.m. ET. Mark K. Mason, CEO and President, and John M. Michel, CFO, will discuss second quarter 2023 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at the following URL https://www.netroadshow.com/events/login?show=c8c5dd6b&confId=52554 or may join the call by dialing directly at 1-833-470-1428 (1-929-526-1599 internationally) shortly before 1:00 p.m. ET using Access Code 025371.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-866-813-9403 and entering passcode 462783.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance, financial condition, long-term value creation, capital management, reduction in volatility, reliability of earnings, net interest margins, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (2) changes in the interest rate environment may reduce interest margins; (3) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (4) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (5) our ability to attract and retain key members of our senior management team; (6) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (7) our ability to control operating costs and expenses; (8) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (9) the adequacy of our allowance for credit losses; (10) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (11) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (12) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (13) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (14) technological changes may be more difficult or expensive than what we anticipate; (15) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (16) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (17) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (18) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (19) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; (20) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock; and (21) the integration of our recently acquired branches in southern California. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of this Company's Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this press release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core income and effective tax rate on core income before taxes, which excludes goodwill impairment charges and the related tax impact as we believe this measure is a better comparison to be used for projecting future results and (iii) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or a reconciliation of the non-GAAP calculation of the financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	June 30, 2023	March 31, 2023

Tangible book value per share
Shareholders' equity	$527,623	$574,994
Less: Goodwill and other intangibles	(11,217)	(51,862)
Tangible shareholders' equity	$516,406	$523,132

Common shares outstanding	18,776,597	18,767,811
Computed amount	$27.50	$27.87

Core net income
Net income (loss)	$(31,442)	$5,058
Adjustments (tax effected)
Goodwill impairment charge	34,622	—
Total	$3,180	$5,058

Return on average tangible equity (annualized)
Average shareholders' equity	$582,172	$578,533
Less: Average goodwill and other intangibles	(51,138)	(30,969)
Average tangible equity	$531,034	$547,564

Core net income	$3,180	$5,058
Adjustments (tax effected)
Amortization of core deposit intangibles	614	459
Tangible income applicable to shareholders	$3,794	$5,517

Ratio	2.9%	4.1%

Return on average assets (annualized) - Core
Average Assets	$9,562,817	$9,530,705
Core net income (per above)	3,180	5,058
Ratio	0.13%	0.22%

Efficiency ratio
Noninterest expense
Total	$90,781	$52,491
Adjustments:
Goodwill impairment	(39,857)	—
State of Washington taxes	(526)	(555)
Adjusted total	$50,398	$51,936

Total revenues
Net interest income	$43,476	$49,376
Noninterest income	10,311	10,190
Adjusted total	$53,787	$59,566
Ratio	93.7%	87.2%

Core diluted earnings per share
Core net income (per above)	$3,180	$5,058
Fully diluted shares	18,775,022	18,771,899
Ratio	$0.17	$0.27